Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
of
CHIQUITA BRANDS INTERNATIONAL, INC.
at
$14.50 NET PER SHARE
Pursuant to the Offer to Purchase dated November 4, 2014
by
CAVENDISH ACQUISITION CORPORATION
a wholly owned subsidiary of
CAVENDISH GLOBAL LIMITED
a jointly owned subsidiary of
BURLINGTOWN UK LTD
and
ERICHTON INVESTMENTS LTD.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON WEDNESDAY, DECEMBER 3, 2014, UNLESS THE TENDER OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share (the “Shares”), of Chiquita Brands International, Inc., a New Jersey corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) before the Offer expires. This Notice of Guaranteed Delivery may be delivered by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission:	By Overnight Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only (617) 360-6810 To confirm fax for eligible institutions only: (781) 575-2332 Call this number ONLY if you are confirming a facsimile transmission	Computershare c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

For information call: Innisfree Toll-Free: (888) 750-5834

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Cavendish Acquisition Corporation, a New Jersey corporation and a wholly owned subsidiary of Cavendish Global Limited, a company incorporated in England and Wales, and a jointly owned subsidiary of Burlingtown UK LTD, a company incorporated in England and Wales, and Erichton Investments Ltd., a company incorporated in the British Virgin Islands, on the terms and subject to the conditions set forth in the Offer to Purchase, dated November 4, 2014 (the “Offer to Purchase”), and the related Letter of Transmittal (together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (“Shares”), of Chiquita Brands International, Inc., a New Jersey corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Tendered Shares: _________________________________________________________________

Certificate No.(s) (if available): _______________________________________________________________
(if your Shares are uncertificated, write the word “uncertificated” on this line)

Check box if Shares will be tendered by book entry transfer: ☐

DTC Account Number: ______________________________________________________________________

Dated: ________________________________________, 2014

Name(s) of Record Holder(s): ________________________________________________________________
                                                                          (Please type or print)

Address(es): ______________________________________________________________________________
                                                                                  (Zip Code)

Area Code and Tel. No.: ____________________________________________________________________
                                                                      (Daytime telephone number)

Signature(s): ______________________________________________________________________________

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, within three New York Stock Exchange trading days after the date hereof, of (A) if the Shares being tendered are certificated, (1) the Letter of Transmittal, properly completed and duly executed, (2) Share Certificates evidencing such Shares, in proper form for transfer, and (3) any other documents required by the Letter of Transmittal, (B) if the Shares being tendered are uncertificated and held in book-entry form on the books of Chiquita’s transfer agent, (1) the Letter of Transmittal, properly completed and duly executed, and (2) any other documents required by the Letter of Transmittal and (C) if the Shares are being tendered by book-entry transfer, (1) a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase), (2) the Letter of Transmittal, properly completed and duly executed, or an Agent’s Message (as defined in Section 2 of the Offer to Purchase) and (3) any other documents required by the Letter of Transmittal.

Name of Firm: ______________________________	____________________________________________ (Authorized Signature)

Address: ___________________________________	Name: ______________________________________ (Please type or print)

___________________________________________ (Zip Code)	Title: _______________________________________

Area Code and Tel. No.: ______________________________	Date: _______________________________________

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message and any certificates for Shares to the Depositary within the time period indicated above. Failure to do so could result in a financial loss to such Eligible Institution.

NOTE:  DO NOT SEND CERTIFICATES EVIDENCING SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.